SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                       October 15, 1996 (October 2, 1996)
               (Date of Report (date of earliest event reported))


                                HFS Incorporated
             (Exact name of Registrant as specified in its charter)


           Delaware                      1-11402                   22-3059335
    (State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

         6 Sylvan Way
    Parsippany, New Jersey                                          07054
    (Address of principal executive                               (Zip Code)
           office)




                                 (201) 428-9700
              (Registrant's telephone number, including area code)



                               339 Jefferson Road
                              Parsippany, NJ 07054
       (Former name, former address and former fiscal year, if applicable)

Item 5.   Other Events


     On October 6, 1996, HFS Incorporated, a Delaware corporation (the "Company"), executed a definitive agreement to acquire Resort Condominiums International, Inc., an Indiana corporation, and its affiliates ("RCI"), for approximately $625 million, comprised of $550 million in cash and $75 million of Company common stock, plus future contingent payments of up to $200 million over the next five years (the "RCI Acquisition").

     Upon consummation of the transaction, Christel DeHaan, Chairman and CEO of RCI, will be elected to the Company's Board of Directors. Consummation of the transaction is subject to the satisfaction of various conditions, including regulatory approvals. It is currently anticipated that the transaction will be closed prior to year-end, although there can be no assurance that the transaction will be consummated in that time frame or at all.

     RCI, based in Indianapolis, Indiana, is the world's largest provider of timeshare exchange programs, providing services for approximately two million timeshare owners and approximately 3,000 resorts around the world. RCI also is engaged in publishing related to the timeshare industry and provides other travel-related services, integrated software systems and resort management and consulting services. Revenue of RCI was $158.6 million and $278.1 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.

     Pro forma information for the Company, including the acquisition of RCI and other acquisitions and transactions of the Company, as described therein, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On October 2, 1996, the Company closed $1 billion in syndicated credit facilities consisting of (i)a $500 million, five year revolving credit facility (the "Five Year Credit Facility") and (ii) a $500 million, 364 day revolving credit facility (the "364 Day Revolving Credit Facility" and, collectively with the Five Year Credit Facility, the "Revolving Credit Facilities"). The Company is annually entitled to request a 364 day extension of the 364 Day Revolving Credit Facility. The Revolving Credit Facilities, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at the prime rate or LIBOR plus a margin, each as defined.


     Chase Securities Inc. served as arranger and advisor in connection with the Revolving Credit Facilities and The Chase Manhattan Bank will serve as Administrative Agent. The Revolving Credit Facilities replaced an existing credit facility and increased maximum borrowings from $300 million under the prior credit facility to $1 billion under the new facilities.

     The information set forth above is qualified in its entirety by reference to (i) the 364-Day Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996 among HFS Incorporated and the Lenders Referred to Therein and The Chase Manhattan Bank as Administrative Agent, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and
(ii) the Five Year Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996 among HFS Incorporated and the Lenders Referred to Therein and The Chase Manhattan Bank as Administrative Agent, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.




(c) Exhibits

Exhibits
   No.    Description

  10.1 364-Day Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996 among HFS Incorporated and The Lenders Referred to Therein and The Chase Manhattan Bank as Administrative Agent.

  10.2 Five Year Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996 among HFS Incorporated and The Lenders Referred to Therein and The Chase Manhattan Bank as Administrative Agent.

  99.1    Pro Forma Financial Information

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HFS INCORPORATED



                                    By:  /s/     Stephen P. Holmes
                                               Stephen P. Holmes
                                               Executive Vice President
                                               and Chief Financial Officer


Date: October 15, 1996

                                HFS INCORPORATED
                           CURRENT REPORT ON FORM 8-K
                 Report Dated October 15, 1996 (October 2, 1996)


                                  EXHIBIT INDEX


Exhibit     Description
  No.


   10.1 364-Day Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996 among HFS Incorporated and The Lenders Referred to Therein and The Chase Manhattan Bank as Administrative Agent.

   10.2 Five Year Competitive Advance and Revolving Credit Agreement dated as of October 2, 1996 among HFS Incorporated and The Lenders Referred to Therein and The Chase Manhattan Bank as Administrative Agent.

   99.1     Pro Forma Financial Information